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                                                                   EXHIBIT 10.83

                                     PLEDGE

                        THIS PLEDGE is made on the 23 day of June, 2004 between the following parties:

                        (1) ADVENT INVESTMENTS PTE LTD., a company incorporated under the laws of Singapore (company number 199408473H), having its registered office at 1 King George's Avenue, #03-00 Rehau Building, Singapore ("Advent")

                        (2) BANK LEUMI LE-ISRAEL B.M., as trustee for the benefit of the Secured Creditors ("the Trustee")

WHEREAS:

(A) the Banks have made certain loan facilities available to Partner on the terms and subject to the conditions set out in the Facility Agreement. One of those conditions is that Advent, being a shareholder of Partner, grant to the Trustee for the benefit of the Secured Creditors (including the Trustee) a first-ranking pledge with respect, inter alia, to the Shares and other Pledged Assets as security for the Secured Obligations, such pledge to be held by the Trustee on trust for the Secured Creditors; and

(B) Advent is willing, as security for the Secured Obligations, to create in favour of the Trustee (as trustee for the benefit of the Secured Creditors (including the Trustee)), a first-ranking fixed pledge over the Pledged Assets in accordance with the terms of this Pledge below; and

(D) the Trustee is holding the benefit of this Pledge on trust for the Secured Creditors in accordance with the terms of the Security Trust Deed; and

(E) the Trustee acknowledges that realisation of the pledge under this Pledge is subject to the restrictions in relation to such realisation imposed under the Licence, namely, that the prior written consent of the Minister of Communications may be required prior to any such realisation.

1.  INTERPRETATION

1.1. In this Pledge, the following terms have the meanings given to them in this clause 1.1:

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1.1.1.          "Account Bank"                  -   means the Trustee or such
                                                    other Israeli bank as the
                                                    Trustee shall direct from
                                                    time to time in accordance
                                                    with clause 1.2.4 below;

1.1.2.          "Business Day"                  -   means a day on which banks
                                                    are  generally  open for
                                                    business in Tel-Aviv;

1.1.3.          "Default Rate"                  -   means the default  rate of
                                                    interest  as  determined in
                                                    clause 8.3 of the Facility
                                                    Agreement;

1.1.4.          "Encumbrance"                   -   means: (a) a mortgage,
                                                    charge, pledge, lien or
                                                    other security interest
                                                    securing any obligation of
                                                    any person, (b) any
                                                    arrangement under which
                                                    money or claims to, or the
                                                    benefit of, a bank or other
                                                    account may be set-off or
                                                    made subject to a
                                                    combination of accounts so
                                                    as to effect payment of sums
                                                    owed or payable to any
                                                    person, or (c) any other
                                                    type of preferential
                                                    arrangement (including title
                                                    transfer and retention
                                                    arrangements) having a
                                                    similar effect;

1.1.5.          "Enforcement Event"             -   means the occurrence of any
                                                    Event of Default (as
                                                    described in clause 17 of
                                                    the Facility Agreement, a
                                                    copy of which clause is
                                                    annexed hereto as Annexure
                                                    A);

1.1.6.          "Facility Agreement"            -   means the Facility Agreement
                                                    dated August 13, 1998, as
                                                    amended and restated through
                                                    December 31, 2002, the
                                                    parties thereto as of the
                                                    date hereof being (1)
                                                    Partner as the Borrower; (2)
                                                    Bank Leumi Le-Israel B.M.;
                                                    Israel Discount Bank Ltd.,
                                                    Bank Hapoalim B.M., The
                                                    First International

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                                      - 3 -

                                                    Bank of Israel Ltd., United
                                                    Mizrahi Bank Ltd, Mercantile
                                                    Discount Bank Ltd. and
                                                    Citibank N.A., as
                                                    Participating Banks; (3) the
                                                    Trustee, as Arranger,
                                                    Facility Agent and Security
                                                    Trustee; and (4) Bank
                                                    Hapoalim B.M., as
                                                    Coordinating Agent;

1.1.7.          "Obligor"                       -   means Partner and Guarantors
                                                    (as such terms are defined
                                                    in the Facility Agreement);

1.1.8.          "Optional Israeli Banks"        -   means Bank Hapoalim B.M.,
                                                    Israel Discount Bank Ltd.,
                                                    The First International Bank
                                                    of Israel Ltd. and United
                                                    Mizrahi Bank Ltd.;

1.1.9.          "Partner"                       -   means Partner Communications
                                                    Company Ltd., a company
                                                    incorporated in Israel
                                                    (registered number
                                                    52-004431-4);

1.1.10.         "Pledged Assets"                -   means the Shares, Related
                                                    Rights in respect thereof
                                                    and the Realisation Account;

1.1.11.         "Realisation Account"           -   means each account
                                                    maintained from time to time
                                                    by Advent for the purposes
                                                    of clause 7 at the main
                                                    branch of the Account Bank
                                                    or such other branch of the
                                                    Account Bank as the Trustee
                                                    may from time to time
                                                    approve;

1.1.12.         "Receiver"                      -   means a receiver, receiver
                                                    and administrator, an
                                                    administrator or similar
                                                    such officer (whether
                                                    appointed provisionally,
                                                    temporarily, or otherwise
                                                    and whether appointed
                                                    pursuant to this Pledge,
                                                    pursuant to any law, by a
                                                    court or otherwise);

1.1.13.         "Related Rights"                -   means in relation to the
                                                    Shares, all dividends or
                                                    other moneys paid or payable
                                                    in relation

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                                                    thereto and all shares,
                                                    warrants, securities,
                                                    rights, moneys or property
                                                    accruing or offered at any
                                                    time in relation to the
                                                    Shares by way of redemption,
                                                    substitution, exchange,
                                                    bonus, pursuant to option
                                                    rights or otherwise;
                                                    excluding all dividends or
                                                    other moneys received by
                                                    Advent by way of Permitted
                                                    Distributions;

1.1.14.         "Reservations"                  -   means the reservations
                                                    listed in Annexure B hereto;

1.1.15.         "Secured Creditors"             -   means the Trustee, the
                                                    Facility Agent, the
                                                    Arranger, the Coordinating
                                                    Agent, the Participating
                                                    Banks, the Secured Interest
                                                    Rate Hedge Providers, Israel
                                                    Discount Bank Ltd., in its
                                                    capacity as issuer of the
                                                    IDB Performance Bond and any
                                                    other persons who shall have
                                                    acceded to the Security
                                                    Trust Deed (other than a
                                                    party which has ceased to be
                                                    a party thereto);

1.1.16.         "Secured Obligations"           -   means all present and future
                                                    obligations and liabilities
                                                    (whether actual or
                                                    contingent, whether owed
                                                    jointly or severally, or in
                                                    any other capacity
                                                    whatsoever), of Partner and
                                                    any other Obligor to the
                                                    Secured Creditors (or any of
                                                    them) under each of the
                                                    Facility Documents as well
                                                    as all amounts owed by
                                                    Advent under this Pledge,
                                                    together with all costs,
                                                    charges and expenses
                                                    (including legal fees)
                                                    incurred by any Secured
                                                    Creditor in connection with
                                                    the protection, preservation
                                                    or enforcement of its
                                                    respective rights under the
                                                    Facility Documents;

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1.1.17.         "Security Period"               -   means the period beginning
                                                    on September 10, 1998 and
                                                    ending on the date upon
                                                    which the Trustee is
                                                    reasonably satisfied that:
                                                    (a) none of the Secured
                                                    Creditors is under any
                                                    commitment, obligation or
                                                    liability (whether actual or
                                                    contingent) to make advances
                                                    or provide other financial
                                                    accommodation to Partner or
                                                    any other Borrower under the
                                                    Facility Documents; and (b)
                                                    all the Secured Obligations
                                                    which have arisen have been
                                                    unconditionally and
                                                    irrevocably paid and
                                                    discharged in full or the
                                                    security hereby created has
                                                    been unconditionally and
                                                    irrevocably released and
                                                    discharged by the Trustee;

1.1.18.         "Shareholders'
                Agreement"                      -   means the relationship
                                                    agreement between the
                                                    shareholders of Partner
                                                    dated October 10, 1999, or
                                                    any other agreement between
                                                    the shareholders of Partner
                                                    replacing such agreement and
                                                    falling within the
                                                    definition of "Shareholders'
                                                    Agreement" within the
                                                    meaning of such term in the
                                                    Facility Agreement;

1.1.19.         "Shares"                        -   means 9,871,066 ordinary
                                                    shares, nominal value NIS
                                                    0.01 each in the share
                                                    capital of Partner, numbered
                                                    80,290,350-90,161,415
                                                    (inclusive), all registered
                                                    in the name of Advent.

1.2.1. Unless otherwise defined in this Pledge, terms defined and references construed in the Facility Agreement shall have the same meaning and construction in this Pledge. References herein to clauses of the Facility Agreement are references to clauses in the Amended and Restated Facility Agreement (as may be amended, varied or supplemented from time to time)

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                                      - 6 -

                attached as Exhibit 1 to the Amending Agreement to the Facility Agreement dated December 31, 2002.

1.2.2. Any payment made under any Facility Document which is capable of being avoided or otherwise set aside on liquidation of Partner or otherwise, shall, for as long as such payment is capable of being avoided or set aside, not be considered to have been irrevocably paid for the purposes of this Pledge.

1.2.3. Unless otherwise stated, all references in this Pledge to this Pledge or to any other agreement or document shall be construed as a reference to this Pledge or such agreement or document as amended, varied, assigned, novated or supplemented from time to time and any reference to this Pledge or such other agreement or document shall, unless otherwise stated, include any agreement or document affecting such amendment, variation, assignment, novation or supplementation. References to this Pledge shall include any agreement or document entered into pursuant to or in accordance with the provisions hereof.

1.2.4. The Trustee shall be entitled to direct that any bank or financial institution, other than itself, be the Account Bank; provided that, such bank or financial institution is: (i) one of the Optional Israeli Banks, or (ii) another Israeli bank or financial institution approved by Advent, which approval may not be unreasonably withheld, and further provided that there shall not be more than one Account Bank at any time. In the event of a direction by the Trustee as aforesaid, the amount (if any) standing to the credit of the Realisation Account maintained with the Trustee or, if applicable, a previous Realisation Account shall be transferred to the corresponding Realisation Account maintained with the new Account Bank forthwith upon such direction taking effect. Advent hereby irrevocably gives all authorisations and instructions necessary for any such transfer to be made and shall do all such things as the Trustee may reasonably request in order to facilitate any change of Account Bank as may be directed by the Trustee, from time to time, or any transfer of credit balances (including the execution of such bank's or financial institution's standard terms of operation of account forms, bank mandate forms and other standard forms necessary to open an account) and the Trustee is hereby irrevocably constituted Advent's attorney to do any such things

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                should Advent fail to do so within 10 Business Days of being requested to do so by the Trustee.

1.2.5.          The recitals and Annexures hereto form an integral part hereof.

1.2.6. Except as expressly provided, references to clauses, paragraphs and Annexures shall be construed as references to clauses and paragraphs of, and Annexures to, this Pledge.

1.2.7. References to any statutory provision or regulation shall be deemed to include references to such statutory provision and/or regulation as re-enacted, amended, supplemented, extended or replaced from time to time (whether before or after the date of this Pledge) and are to include any order, regulation or other subordinate legislation made under or deriving validity from such statutory provision and/or regulation.

1.2.8. Headings are inserted for convenience only and shall be ignored in construing this Pledge.

1.2.9. References to "including" and "in particular" shall not be construed restrictively but shall mean, "including, without prejudice to the generality of the foregoing", "including, without limitation" and "in particular, but without prejudice to the generality of the foregoing", respectively.

1.2.10. References to "writing" include facsimile transmission legibly received, except in relation to any certificate, notice, resolution or other document which is expressly required by this Pledge to be signed in the original, and "written" has corresponding meaning.

1.2.11. Any consent, agreement or approval required from the Trustee under this Pledge must be obtained in writing and shall be of no effect if it is not in writing.

1.2.12. References to "this Pledge" shall, unless the context otherwise requires, include also all other pledges and charges in favour of the Trustee made pursuant to this Pledge.

2.  PLEDGE

2.1. Advent hereby grants to and settles upon the Trustee, to hold same on trust for the benefit of the Secured Creditors (including the

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        Trustee), the terms of such trust being as specified in the Security
        Trust Deed (an agreement binding the Trustee and the Secured Creditors only), the security interests and rights, including the pledges, assignments by way of charge, other charges or other security interests or rights created or to be created pursuant to, and in accordance with, the provisions of this Pledge.

2.2. Advent, as a continuing security for the full and punctual payment, discharge and performance of all the Secured Obligations in accordance with the Facility Documents and in accordance with Section 12 of the Pledges Law, 1967, hereby pledges by way of a first-ranking fixed pledge (to the extent applicable to the Shares) and pledges and assigns, by way of charge as a first-ranking fixed pledge and charge (to the extent applicable to all Related Rights other than the Shares), in favour of the Trustee (as trustee for the Secured Creditors) the Shares and all Related Rights in respect thereof and all right, title and interest of Advent in connection therewith. For the removal of doubt, the Pledged Assets include also all rights of Advent (as a shareholder of Partner), whether under law and/or under the Memorandum and Articles of Association of Partner, which derive from the Shares or any Related Rights in respect thereof.

        For the avoidance of any doubt:

        (A) subject to (B) below, the Trustee and the Secured Creditors shall not be entitled to claim or receive payment from Advent in respect of the Secured Obligations, or to have recourse to any of its assets pursuant to this Pledge, except, solely and exclusively, by way of realisation of the Pledged Assets pursuant to the Pledges Law, 1967 and to the extent only of the amounts, if any, received from such realisation; provided that the Trustee and the Secured Creditors shall be entitled to bring an application for realisation or other relief under Section 21 of the Pledges Law, 1967, only if such claim is not based on:
                (i) an alleged reduction or loss in the value of the Shares or other Pledged Assets; or (ii) an allegation of the existence of circumstances which constitute an Enforcement Event (without reference to any cure period or notice period); and

        (B) nothing in this Pledge (including in (A) above) shall derogate from the rights of the Trustee and the Secured Creditors under any other Share Pledge which has been or may be executed by Advent from time to time (including under the Share Pledge

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                executed by Advent dated September 10, 1998 and under the Share
                Pledge executed by Advent dated October 24, 1999).

2.3. In order to secure the rights of the Trustee in respect of the Pledged Assets, Advent hereby undertakes as follows:

2.3.1.          to deposit with the Trustee, upon the date of signature of this
                Pledge:

                (i) original share certificates in the name of Advent in respect of the Shares;

                (ii) share transfer forms in respect of all the Shares, in the form required under the Articles of Association of Partner, duly executed by Advent as transferor, and with the transferee, the date and the consideration left blank;

2.3.2. to sign and deliver to the Trustee on the date of signature hereof all documents as are necessary in the reasonable opinion of the Trustee, for the purposes of registering the pledges hereby created with the Registrar of Pledges and/or the Registrar of Companies and/or the Singapore Registrar of Companies, as applicable;

2.3.3. to procure that Partner sign on the date of signature hereof the acknowledgment of the pledge and pledge and assignment by way of charge (as the case may be) of the Pledged Assets pursuant to this Pledge, appearing on the signature page of this Pledge;

2.3.4. promptly following the first request of the Trustee, to take all steps as the Trustee may reasonably require so that the pledge or pledges created hereunder or pursuant hereto shall be valid and binding against other creditors of Advent and to execute and/or deliver to the Trustee any additional and/or new pledge or amendment of this Pledge and any other documents as the Trustee shall reasonably require for this purpose, including, to the extent reasonably required by the Trustee, pledges with respect to any shares constituting Related Rights in respect of the Shares, share certificates in respect of such shares or other securities and share transfer forms, mutatis mutandis, as referred to in clauses 2.3.1(i) and (ii) in respect of such shares or other securities and notices of pledge and other documents required to be deposited with the Registrar of Pledges in order

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                                     - 10 -

                to register any such other pledges and to be lodged with the Registry of Companies in Singapore in order to register the charges created hereunder or thereunder.

2.4.    Advent shall not be entitled, and hereby waives any right pursuant to
        Section 13(b) of the Pledge Law, 1967 to redeem any pledge given hereunder, provided that Advent shall be entitled to redeem its pledges hereunder only: (i) in the event that all the Secured Obligations are paid and discharged in full in accordance with all the terms and conditions of the Facility Agreement which would be applicable were the Obligors to voluntarily prepay all the Secured Obligations in accordance with the applicable provisions of the Facility Agreement and otherwise in accordance with all the relevant Facility Documents, and (ii) if at such time none of the Participating Banks is under any commitment, obligation or liability (whether actual or contingent) under any of the Facility Documents to make advances or provide other financial accommodation to Partner or any other Obligor.

3.  REPRESENTATIONS AND WARRANTIES

    Advent, as at the date of the entering into of this Pledge makes the representations and warranties set out in clauses 3.1 to 3.12 below and acknowledges that the Secured Creditors have entered into the Facility Documents in reliance on those representations and warranties (in addition to any other warranties and representations as set out in the Facility Documents):

3.1. Advent is a company limited by shares, duly incorporated under the laws of Singapore with power to enter into this Pledge and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Pledge and the performance by it of its obligations hereunder have duly been taken.

3.2. The obligations expressed to be assumed by Advent in this Pledge are legal and valid obligations binding on Advent and enforceable in accordance with the terms hereof, subject to the Reservations.

3.3.    All the Shares are validly issued and fully paid-up.

3.4. No Receiver, liquidator or similar officer has been appointed with respect to Advent or any material part of its assets nor is it aware of any petition or proceedings for such appointment pending.

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3.5.    The entering into of this Pledge (after its execution by all the parties hereto) by Advent and the exercise of Advent's rights and performance of Advent's obligations hereunder do not and will not: (a) (in circumstances or to an extent which will have a material adverse effect on its ability to comply with its obligations under this Pledge) conflict with any agreement, charge or other instrument or document to which it is a party or which is binding upon it or any of its assets,
        (b) conflict with its documents of incorporation or constitutive documents, or (c) conflict with any applicable law, regulation or official judicial order.

3.6. This Pledge creates those first-ranking pledges and charges as set forth herein.

3.7. Advent is the legal and beneficial owner of the Shares and any Related Rights in respect thereof, free and clear of any Encumbrance (save for the pledges created pursuant to this Pledge) or other rights of third parties of whatsoever nature (save for rights of Shareholders pursuant to the Shareholders' Agreement or the Articles of Association of Partner).

3.8. Under the laws of its jurisdiction of incorporation, it is not necessary for creation and perfection of this Pledge that this Pledge be filed, recorded or enrolled with any court or other authority, or that any stamp, registration or similar tax be paid on or in relation to this pledge, save as set out in Annexure C hereto.

3.9. No person has any right or option to purchase the Shares or any of them or any Related Rights in respect thereof, except and to the extent set forth in the Shareholders' Agreement.

3.10. There is no restriction or limit (whether under the Shareholders' Agreement, Memorandum and Articles of Association of Partner or otherwise) on the transfer or pledge of the Shares pursuant to this Pledge or upon realisation of the pledges and charges hereunder, except as may be applicable under the Licence or under applicable law.

3.11. No consent, approval, authorisation or other action by any party is required to be obtained by or with respect to Advent which has not been obtained either: (i) for the pledges created pursuant to this Pledge or for the execution, delivery or performance of this Pledge by Advent, or
        (ii) for the realisation by the Trustee of the rights or

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                                     - 12 -

        remedies provided in this Pledge, save for consents which may be required under the Licence, save for the provisions of the Pledges Law, 1967 prescribing methods of realisation of pledges and save for payment of stamp duty and registration requirements.

3.12. The copies of the Memorandum and Articles of Association of Partner and of the Shareholders' Agreement delivered to the Facility Agent pursuant to clause 3.1 of the Amending Agreement to the Facility Agreement dated December 31, 2002 (in the case of the Memorandum and Articles of Association of Partner) or pursuant to paragraph 18 of Schedule 7 of the Amending and Rescheduling Agreement (in the case of the Shareholders' Agreement) are, complete, accurate and updated in all respects.

3.13. The representations and warranties set out in this clause 3 above are made only on the date hereof.

4.  CONTINUING SECURITY

4.1. The security over the Pledged Assets constituted by, and the obligations of Advent contained in, this Pledge shall constitute and be continuing security and obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment of all or any of the obligations of Partner or any other Obligor under the Facility Documents (or any of them) and shall continue in full force and effect until the end of the Security Period.

4.2. Where any discharge (whether in respect of the obligations of Partner or any other Obligor or of any security for any of the aforegoing obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided, reduced or must be restored on insolvency, liquidation or otherwise, the liability of Advent under this Pledge shall continue as if the discharge or arrangement had not occurred.

4.3.1. No concession or compromise of any claim that any payment, security or other disposition is liable to avoidance or restoration shall in any way affect the security granted hereunder or Advent's obligations hereunder.

4.3.2. Neither the liability of Advent under this Pledge nor the rights, powers and remedies conferred on the Trustee in respect of

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                                     - 13 -

                Advent under this Pledge will be affected or waived by any of the acts, omissions, circumstances, matters or things listed below, whether or not known to Advent or the Secured Creditors or the Trustee (or any of them), which, but for this provision, would release or prejudice any of such liability, rights, powers and remedies or prejudice or diminish such liability, rights, powers and remedies in whole or in part:

                (i) any time, waiver or other indulgence granted to, or composition with, Partner, any Obligor or any other person;

                (ii) any failure to exercise any right or remedy under any Facility Document;

                (iii) the single or partial exercise of any right under any Facility Documents or of any other right or remedy;

                (iv) the taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take up or enforce, any rights against, or security over, assets of Partner or any other person or any failure to realise the full value of any other security;

                (v) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, Partner or any other person;

                (vi) any variation (however fundamental) or replacement of a Facility Document or any other relevant document or security or any variation, waiver or release of any Secured Obligation;

                (vii) any unenforceability, illegality or invalidity of any obligation of Partner or any other person under any Facility Document or any other relevant document or security, to the intent that Advent's obligations under this Pledge shall remain in full force, and this Pledge shall be construed accordingly, as if there were no unenforceability, illegality or invalidity;

                (viii) the winding-up, dissolution, administration or reorganisation of Partner, any other Obligor or any

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                                     - 14 -

                        other person or any change in its status, function, control or ownership.

4.4. Advent waives any right it may have of first requiring any Secured Creditor and/or the Trustee to proceed against or enforce any other rights or security or claim payment from Partner or any other person before the enforcement by the Trustee of the security constituted hereby.

4.5. Advent shall not, and hereby waives any right to, by virtue of any payment made, security realised or moneys received hereunder for or on account of the liability of any other person:

4.5.1. be subrogated to or otherwise take the benefit of (whether in whole or in part) any rights, security or moneys held, received or receivable by the Trustee pursuant to this Pledge or be entitled to any right of contribution or indemnity;

4.5.2. claim, rank, prove or vote as a creditor of any other person or its estate; or

4.5.3. receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any other person.

        Advent will hold in trust for and forthwith pay or transfer to the Trustee any payment or distribution or benefit of security received by it contrary to the above. If Advent exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set-off to the Trustee.

        The foregoing in this clause 4.5 shall not prevent Advent from: (i) bringing a claim against Partner or any other Obligor, provided that:
        (a) such a claim may be brought only after all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and (b) there has been no realisation of all or any part of the Pledged Assets or of all or any of the pledged assets under any other Share Pledges; or (ii) bringing a claim against any Shareholder.

4.6. This Pledge is in addition to, independent of, and is not in any way prejudiced by, any other guarantee or security now or hereafter held by the Trustee or any of the Secured Creditors in respect of any of the Secured Obligations.

4.7. The rights and remedies provided by this Pledge are cumulative and are not exclusive of any rights or remedies provided by law.

4.8. The obligations, warranties, representations, undertakings, agreements and covenants of Advent under this Pledge are in addition to, and shall not be prejudiced or restricted by, nor shall they prejudice or restrict, any obligations, warranties, representations, undertakings, agreements or covenants in any other Facility Document. Notwithstanding the foregoing, to the extent any provision of any Facility Document (other than this Pledge) conflicts with the terms hereof, the provisions of this Pledge shall prevail.

5.  UNDERTAKINGS BY ADVENT

    Advent hereby undertakes to the Trustee:

5.1. not to sell, assign or otherwise transfer all or any of the Pledged Assets unless: (i) such Pledged Assets are sold, assigned or transferred subject to the first-ranking pledge created pursuant to this Pledge and in accordance with the provisions hereof; (ii) such pledges over the aforesaid sold, assigned or transferred Pledged Assets are duly registered and valid and have the same priority as they would have had, had such transferee been the original signatory of this Pledge and owner of the Pledged Assets, in place of Advent; (iii) all registrations or amendments to registrations and all filings (including, of amended deeds of pledge) have been made which are in the reasonable opinion of the Trustee required for the purposes of (i) and (ii) above; (iv) the transferee of such Pledged Assets is duly and validly bound by this Pledge or by another pledge, mutatis mutandis, in the same form as this Pledge in respect of such Pledged Assets as if the original signatory thereof in the place of Advent and such transferee is not an individual guarantor ("Arev Yachid") within the meaning of the Guarantee Law, 1967;
        (v) any such sale, assignment or transfer is permitted pursuant to the Licence, or permission as required under the Licence has been granted in relation thereto, and (vi) such sale, assignment or transfer is permitted under the Facility Documents and all provisions of the Facility Documents applicable in the case of such sale, assignment or transfer of such Pledged Assets have been complied with. At the request of Advent, the Trustee undertakes promptly to carry out all actions reasonably required to be carried out by it as the holder of the pledges and charges created under this Pledge in order to facilitate a sale, assignment or transfer permitted by, and made in accordance with this clause 5.1 above;

5.2. not to pledge, charge or grant any other Encumbrances (of whatsoever nature and howsoever ranking) in respect of or any other right or interest in favour of any third party in relation to any of the Pledged Assets (save for any transfer permitted by, and made in accordance with, the provisions of this Pledge);

5.3. at any time and from time to time upon the written request of the Trustee, promptly to execute and deliver to the Trustee any and all such further notices, instruments and documents as the Trustee may deem reasonably necessary for it to obtain valid and enforceable first-ranking pledges as contemplated under this Pledge and to obtain the full benefit of the rights and powers herein granted;

5.4. to notify the Trustee promptly in any case where attachment is levied, or execution proceedings are instituted against, or a Receiver is appointed over, or any similar act occurs or any similar proceedings are instituted in respect of, the Pledged Assets or any part thereof and to notify the third party who initiated or requested the same or any Receiver appointed of the existence of the pledges herein contained in favour of the Trustee, and to take, within 10 days of such attachment, execution proceedings, appointment of Receiver or similar act or proceedings as aforesaid, all necessary measures at the expense of Advent for the discharge or cancellation of the same as soon as practicable;

5.5. to pledge in favour of the Trustee all Related Rights of whatsoever nature and whenever acquired by it, all in accordance with the provisions of clause 2 above;

5.6. not, after the date hereof, to acquire any Related Rights, unless Advent is the legal and beneficial owner of such Related Rights free and clear of any Encumbrance (save for the pledges created pursuant to this Pledge);

5.7. to oppose any change in the Memorandum and/or Articles of Association of Partner which will amend or derogate from the provisions of Article
        10.13 of the Articles of Association in force as at the date of this Pledge or in any way lead to any restrictions whatsoever on the ability of the Trustee to realise its rights under this Pledge.

6.  DEFAULT AND REALISATION

6.1. Upon, and only upon, the occurrence of an Enforcement Event which is continuing and a declaration in accordance with clause 17.25(c) or (d) of the Facility Agreement that all the Advances are payable on demand or immediately due and payable, the Trustee shall, provided that the Trustee shall have given Advent the Required Prior Notice (as defined below), be entitled to realise its rights under this Pledge, including the realisation and sale of the Pledged Assets, in whole or in part, whether by the appointment of a Receiver and/or by the Israeli Execution office and/or by order of court and/or whether by any other method permitted under the Pledges Law, 1967, as the Trustee shall see fit and to apply the proceeds thereof on account of the Secured Obligations, all without the Trustee first being required to realise any other guarantee or collateral or other securities, if such be held by the Trustee. For the purposes of this clause 6.1, "the Required Prior Notice" shall mean:
        (i) 20 Business Days prior notice, in the event that all the Advances have been declared payable on demand pursuant to clause 17.25(c) of the Facility Agreement, or (ii) 10 Business Days prior notice, in the event that the Advances have been declared immediately due and payable, whether, for the removal of doubt, pursuant to clause 17.25(c) or (d) of the Facility Agreement; provided that (for the removal of doubt), if, prior to the expiry of 20 Business Days following the date of a notice as referred to in (i) above (an "On Demand Notice"), a notice is given as referred to in (ii) above (an "Immediately Due Notice"), then: (a) in the event that more than 10 Business Days has elapsed between the date of the On Demand Notice and the date of the Immediately Due Notice, the Required Prior Notice shall be 20 Business Days from the date of the On Demand Notice, and (b) in the event that less than 10 Business Days has elapsed between the date of the On Demand Notice and the date of the Immediately Due Notice, the Required Prior Notice shall be 10 Business Days from the date of the Immediately Due Notice. In realising its rights as aforesaid, the Trustee shall be required to observe all the requirements of the Licence in relation to such realisation, including the requirements of clause 22 of the Licence that if any such realisation shall cause a variation in the ownership of 10% or more of any means of control (as defined in the Licence) of Partner, such realisation may not be effected unless the prior written consent of the Minister of Communications has been obtained.

6.2. Any and all sums to be received from the realisation of the Pledged Assets or any part thereof, shall be applied in the following order of priority:

6.2.1. firstly, to the discharge of all the costs, fees and expenses incurred and which may be incurred in connection with the collection of the Secured Obligations, including the costs, fees and expenses referred to in clause 7.2 below and the costs and remuneration of a Receiver, if applicable, in such amount as shall be reasonably prescribed by the Trustee or approved by the court or the Israeli Execution Office or any other competent authority;

6.2.2. secondly, in or towards payment of the Secured Obligations, or such part of them as is then due and payable, all in accordance with clause 23 of the Facility Agreement;

6.2.3. thirdly, subject to clause 7, in payment of the surplus (if any) to Advent,

        or in such other order as the Trustee shall determine among the paragraphs of clause 6.2.

6.3. The Trustee shall be exempt from taking any action whatsoever in connection with any Pledged Assets. The Trustee shall not be liable for any loss or damage which may be caused as a result of the exercise or purported exercise of the powers, authorities, rights or discretions vested in the Trustee in accordance with this Pledge or otherwise caused in connection herewith (other than, and to the extent of, any such loss or damage which resulted from the gross negligence or wilful misconduct (including wilful omission) of the Trustee) and Advent undertakes to indemnify the Trustee in any event that the Trustee is sued for any such loss or damage by others or in respect of any other matter or thing done or omitted to be done by the Trustee (in each such case, other than, and to the extent of, any such loss or damage which resulted from the gross negligence or wilful misconduct (including wilful omission) of the Trustee).

7.  CONTINGENCIES

7.1. If the Trustee realises the security constituted by this Pledge (whether by the appointment of a Receiver or otherwise) at a time when the Secured Obligations (or any part thereof) shall not have fallen due under the Facility Documents (but at a time when amounts may become so due or are contingently due), the Trustee shall pay the proceeds of any recoveries if, to the extent applicable, not otherwise applied under clauses 6.2.1 and 6.2.2, into a Realisation Account or Realisation Accounts with the Account Bank in the name of Advent, which Realisation Accounts shall be charged by way of a first-ranking fixed charge in favour of the Trustee (for the benefit of the Secured Creditors) as security for the full discharge of the Secured Obligations. Advent hereby undertakes to execute all such documents as the Trustee shall reasonably require in order to create and perfect such charges over the Realisation Accounts as aforesaid.

7.2. The Trustee may withdraw amounts standing to the credit of the Realisation Accounts to:

7.2.1. meet all costs, fees, charges and expenses incurred and payments made by the Trustee (or any Receiver) in the course of the enforcement of this Pledge;

7.2.2. pay remuneration to any Receiver in respect of the realisation of this Pledge as and when the same becomes due and payable; and

7.2.3. meet amounts due and payable by Partner or any other Obligor under the Facility Documents as and when the same become due and payable,

        in each case, together with interest thereon at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full.

7.3. Amounts standing to the credit of each Realisation Account shall bear interest at the Account Bank's rate of interest for similar (if any) deposits in the relevant currency from time to time.

7.4. Advent will not be entitled to withdraw any moneys (including interest) standing to the credit of any Realisation Account until the expiry of the Security Period.

8.  BOOKS OF ACCOUNTS

8.1. Advent confirms that the respective books, accounts and entries of the Trustee and of the Facility Agent shall be deemed to be correct and shall, in the absence of manifest or proven error, be prima facie evidence for or against Advent in all their particulars.

8.2. A certificate by the Trustee or the Facility Agent setting out the amount of any Secured Obligation shall, in the absence of manifest or proven error, be prima facie evidence of such amount for or against Advent.

9.  COSTS, EXPENSES AND INTEREST

9.1. Advent shall cooperate with the other shareholders of Partner to procure, in its capacity as a Shareholder, that Partner shall, from time to time, on the demand of the Trustee, reimburse the Trustee for all reasonable costs and expenses submitted to Partner supported by appropriate evidence thereof (including legal fees but excluding any charges for management time) together with any VAT thereon incurred by the Trustee in connection with the negotiation, preparation and execution of this Pledge (and any amendments thereto) and the completion of the transactions herein contemplated, including the registration of each pledge herein created or contemplated hereby, subject to any limits agreed from time to time between Partner and the Trustee, as well as all costs of stamping and registering this Pledge and/or any other document ancillary hereto and/or to be entered into hereunder.

9.2. Advent shall (in its capacity as a shareholder) cooperate with the other shareholders of Partner to procure that Partner shall, from time to time on demand of the Trustee, reimburse the Trustee for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Trustee under this Pledge or otherwise in connection with any claims or proceedings in relation to this Pledge.

9.3. The Trustee and every Receiver and any attorney, agent or other person appointed by the Trustee, any such Receiver or the court in connection with this Pledge shall be entitled to be indemnified out of the Pledged Assets in respect of all liabilities and expenses properly incurred by them in the execution of any of the powers, authorities or discretions vested in them pursuant hereto and/or by law and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted pursuant to this Pledge in any way relating to the Pledged Assets (except that resulting from gross negligence or wilful misconduct (including wilful omission) by the Trustee, Receiver or any such other person) and the Trustee may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred.

9.4. In the event that the Trustee issues proceedings against Advent for the payment of any amount due or to become due to the Trustee pursuant to this Pledge, the Trustee shall be entitled to claim in respect of the period from the issue of the proceedings until full payment thereof, interest at the Default Rate.

10. FURTHER ASSURANCES

    Advent shall at its own expense execute and do all such acts and things as the Trustee may from time to time reasonably require in order to perfect or protect the security intended to be created hereby over the Pledged Assets or any part thereof or facilitate the realisation of the Pledged Assets or any part thereof or exercise of all powers, authorities and discretions vested in the Trustee or any Receiver of the Pledged Assets or any part thereof, all in accordance with this Pledge and applicable law. To that intent, Advent shall in particular execute all pledges, share transfer forms, other transfers and assignments of the Shares, Related Rights or other rights as may, in each such case, be reasonably required by the Trustee and give all notices (including notices of all assignments made by Advent hereunder), orders and directions and make all registrations which may be reasonably required by the Trustee.

11. DELEGATION BY TRUSTEE

    The Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions exercisable by the Trustee under this Pledge. Any such delegation may be made upon such terms and subject to such regulations as the Trustee may think fit, provided that nothing in this clause 11 shall confer upon the Trustee the power to allow any delegate to sub-delegate any such rights, powers, authorities and discretions. The Trustee shall not be in any way liable or responsible to Advent, any Secured Creditor or any other person for any loss or damage arising from any default, omission, misconduct or negligent act on the part of any such delegate, save where such loss or damage arises due to the wilful misconduct (including wilful omission) or wilful default or gross negligence of such delegate and the Trustee is considered by a final decision of a court to have been grossly negligent in its delegation to the delegate concerned.

12. POWER OF ATTORNEY

    Solely for the purposes of securing the due performance of Advent's obligations under or pursuant to this Pledge, Advent hereby irrevocably appoints the Trustee and every delegate, as referred to in clause 11, to be its attorney acting severally, and on its behalf and in its name or otherwise to execute and do all such acts and things which Advent expressly ought to do under the covenants and provisions contained in this Pledge (including to execute, deliver and register any pledges, charges, assignments or other security) and, generally, in its name and on its behalf to exercise all or any of the powers, authorities and discretions expressly conferred by or pursuant to this Pledge or by law on the Trustee or any such delegate and (without prejudice to the generality of the foregoing) to perfect any security granted hereunder or pursuant hereto. The Trustee or any delegate as aforesaid shall only exercise such power of attorney if Advent fails to perform all or any of the acts or obligations which are expressly required to be performed by it under this Pledge within 3 Business Days of being required to so perform any such act or obligation, or earlier in the event that in the reasonable opinion of the Trustee the rights of the Trustee under this Pledge may be prejudiced by the delay.

13. WAIVER BY ADVENT

    Subject to and without derogating from any other provisions of this Pledge which exclude the application of, or constitute a waiver by Advent of, certain defences or rights under the Guarantee Law, 1967 (which defences or rights would, but for such provisions, have been available to Advent):

13.1. Advent hereby waives all rights and defences under Sections 2, 4-6 inclusive, 8-11 inclusive and 13-17 inclusive of the Guarantee Law, 1967 and confirms that such provisions of the Guarantee Law, 1967 shall not apply to this Pledge;

13.2. Advent shall be entitled to rely on Section 7 of the Guarantee Law, 1967, to the extent applicable; and

13.3. Advent shall be entitled to rely on Section 12 of the Guarantee Law, 1967, to the extent applicable, but only in the event that: (i) all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; (ii) there has been no realisation of all or any part of the Pledged Assets or of all or any of the pledged assets under any other Share Pledge; (iii) the Trustee shall have received written instructions and undertakings executed by all the Shareholders who have paid amounts on account of the Secured

        Obligations and are entitled to rely on Section 12, detailing the names of the Shareholders to whom the relevant security interests should be transferred and undertaking to indemnify the Trustee and the Secured Creditors against any claims, losses, damages, expenses, costs, charges, liability or proceedings which may be brought, made or preferred against, or suffered, incurred or sustained by, the Trustee or any Secured Creditor in relation to, in connection with, or arising out of, the transfer of security interests as aforesaid; and (iv) all consents, approvals, authorisations and permits necessary under the Licence, under law or under contract in order to perform such transfer have been obtained and there is no impediment under the Licence, law or contract to such transfer.

14. REMEDIES AND WAIVERS

    No failure to exercise, nor any delay in exercising, on the part of the Trustee or Advent of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right of remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

15. PARTIAL INVALIDITY

    If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect or any of the security intended to be created by or pursuant to this Pledge is ineffective, neither the legality, validity or enforceability of the remaining provisions hereof or the effectiveness of any of the remaining such security, shall in any way be affected or impaired thereby.

16. COUNTERPARTS

    This Pledge may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

17. NOTICES

17.1. Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by facsimile, telex or letter.

17.2. Any communication or document to be made or delivered by one person to another pursuant to this Pledge shall (unless that other person has by 15 Business Days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched and confirmation of receipt by the intended recipient has been received (in the case of any communication made by telex or fax) or (in the case of any communication made by letter) when left at that address or (as the case may be) 5 Business Days after being deposited in the postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Trustee shall be effective only when received by the Trustee and then only if the same is expressly marked for the attention of the department or officer identified with the Trustee's signature below (or such other department or officer as the Trustee shall from time to time specify for this purpose):

17.2.1. to Advent:      c/o Hutchison Telecommunications Ltd.
                        18/F Two Harbourfront
                        22 Tak Fung Street
                        Hunghom, Kowloon
                        Hong Kong
                        Facsimile: +852 2827 1371
                        Attention: Ms. Carol Tsang, Group Director, Finance

        with a copy to: Hutchison Whampoa Limited
                        22nd Floor, Hutchison House
                        10 Harcourt Road
                        Central
                        Hong Kong
                        Facsimile: +852 2128 1733
                        Attention: Mr. Frank J. Sixt, Group Finance Director

17.2.2. to the Trustee: 8th Floor
                        34 Yehuda Halevi Street
                        Tel-Aviv
                        Israel
                        Facsimile: +972 3 514 9017
                        Attention: Dafna Dotan, Corporate Division,
                                   Communications Sector

        with a copy to: Stuart Gnessen, Adv.
                        13 Ahad Ha'am Street
                        Tel-Aviv
                        Israel
                        Facsimile: +972 3 514 9433

18. ASSIGNMENT

    Advent hereby irrevocably and unconditionally consents to the Trustee being able, at any time, without any further consent being required from Advent, to assign this Pledge and its rights and/or obligations arising thereunder in whole to any Optional Israeli Bank or other Israeli bank approved by Partner (which approval shall not be unreasonably withheld) which is appointed in accordance with the provisions of the Security Trust Deed, to act, in place of the Trustee, as trustee for the benefit of the Secured Creditors and any such assignee may also reassign the said rights as aforesaid to an Optional Israeli Bank or any other Israeli bank approved as aforesaid without any further consent being required from Advent. Such assignment may be effected by endorsement on this Pledge or in any other way the Trustee or any subsequent assignor deems fit.

19. GOVERNING LAW

    This Pledge shall be governed by, and construed in accordance with, the laws of the State of Israel.

20. JURISDICTION

20.1. Advent hereby irrevocably agrees, for the benefit of the Trustee, as Trustee for the Secured Creditors, that the courts of Tel-Aviv shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Pledge (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

20.2. Advent hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 20.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

20.3. Advent agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Israel to Gross, Kleinhendler, Hodak, Halevi, Greenberg & Co. of One Azrieli Center (Round Building) Tel-Aviv 67021, Israel. If the appointment of the persons mentioned in this clause 20.3 ceases to be effective, Advent shall immediately appoint a further person in Israel to accept service of process on its behalf in Israel and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such person by notice to Advent.

        Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

20.4.   The submissions to the jurisdiction of the courts referred to in clause
        20.1 shall not (and shall not be construed so as to) limit the right of the Trustee to take Proceedings against Advent in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

21. TERMINATION

    For the removal of doubt, this Pledge shall terminate upon the expiry of the Security Period.

22. NO AMENDMENT

    This Pledge shall not be amended, modified or altered unless the written consent of all parties hereto to such amendment, modification or alteration has been obtained.

IN WITNESS WHEREOF the parties have signed this Pledge on the date written at the beginning of this document.

for:    ADVENT INVESTMENTS              for:   BANK LEUMI LE-ISRAEL B.M.
        PTE LTD.

By:     /s/  Ting Chan                  By:    /s/ Dafna Dothan
        ------------------------               ----------------------------
Title:  Director                        By:    /s/ Anat Moyr
                                               ----------------------------

We, the undersigned, Partner Communications Company Ltd., acknowledge the pledges created pursuant to the above pledge of the Pledged Assets (as such term is defined in the above Pledge).

for:    PARTNER COMMUNICATIONS
        COMPANY LTD.

By:     /s/ Amikam Cohen
        ----------------------------
Title:  Chief Executive Officer

By:     /s/ Alan Gelman
        ----------------------------
Title:  Chief Financial Officer